Exhibit 99.1

SYSCO ANNOUNCES $2 BILLION SENIOR NOTES OFFERING AND

ACCELERATED SHARE REPURCHASE PROGRAM

$1.5 billion of proceeds used to fund Accelerated Share Repurchase

HOUSTON, Sept. 28, 2015 — Sysco Corporation (NYSE: SYY) today announced that it closed the offering of $2 billion in aggregate principal amount of senior unsecured notes pursuant to an effective registration statement previously filed with the Securities and Exchange Commission. Further, the company announced that it has entered into accelerated share repurchase (ASR) agreements with Goldman, Sachs & Co. (Goldman) to repurchase an aggregate of $1.5 billion of the company’s common stock. This ASR is part of Sysco’s $3 billion share repurchase program previously authorized by the Board of Directors and recently announced on June 29, 2015.

Sysco intends to use the net proceeds from the senior notes offering to fund a portion of the repurchases of outstanding shares of its common stock pursuant to its previously announced share repurchase programs, to repay approximately $500 million of its outstanding commercial paper, and for general corporate purposes. Under terms of the ASR agreements, Sysco has agreed to repurchase an aggregate of $1.5 billion of its common stock with an initial delivery of approximately 32 million shares based on current market prices. The final number of shares to be repurchased under the ASR will be based on a discount to the volume-weighted average stock price for Rule 10b-18 eligible transactions in Sysco’s common stock during the term of the relevant transaction. Purchases under the ASR are expected to be completed by May 2016, although the exact date of completion will depend on whether or when Goldman exercises an acceleration option that it has under the ASR Agreement. Sysco expects to continue to repurchase shares in the open market from time to time, subject to market and other conditions.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sysco

Sysco is the global leader in selling, marketing and distributing food products to restaurants, healthcare and educational facilities, lodging establishments and other customers who prepare meals away from home. Its family of products also includes equipment and supplies for the foodservice and hospitality industries. The company operates 196 distribution facilities serving approximately 425,000 customers. For Fiscal Year 2015 that ended June 27, 2015, the company generated sales of more than $48 billion. For more information, visit www.sysco.com or connect with Sysco on Facebook at www.facebook.com/SyscoCorporation or Twitter at https://twitter.com/Sysco. For important news regarding Sysco, visit the Investor Relations section of the company’s Internet home page at www.sysco.com/investors, follow us at www.twitter.com/SyscoStock and download the new Sysco IR App, available on the iTunes App Store and the Google Play Market. In addition, investors should also continue to review our news releases and filings with the Securities and Exchange Commission. It is possible that the information we disclose through any of these channels of distribution could be deemed to be material information.

Forward-Looking Statements

Statements made in this press release that look forward in time or that express management’s beliefs, expectations or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. These statements include our plans and expectations related to our ability to generate cash flow from operations, free cash flow, uses of that cash including capital investments, payment of dividends and share repurchases. They also include our outlook and expectations for fiscal 2016, fiscal 2017 and fiscal 2018. The success of our initiatives and expectations regarding our operating performance are subject to the general risks associated with our business, including the risks of interruption of supplies due to lack of long-term contracts, severe weather, crop conditions, work stoppages, intense competition, technology disruptions, dependence on large regional and national customers, inflation risks, the impact of fuel prices, adverse publicity, and labor issues. Risks and uncertainties also include risks impacting the economy generally, including the risks that the current general economic conditions will deteriorate, or consumer confidence in the economy may not improve and decreases in consumer spending, particularly on food-away-from-home, may not reverse. Market conditions may not improve. If sales from our locally managed customers do not grow at the same rate as sales from regional and national customers, our gross margins may decline. Our ability to meet our long-term strategic objectives to grow the profitability of our business depends largely on the success of our various business initiatives. There are various risks related to these efforts, including the risk that these efforts may not provide the expected benefits in our anticipated time frame, if at all, and may prove costlier than expected; the risk that the actual costs of any initiatives may be greater or less than currently expected; and the risk of adverse effects to our business, results of operations and liquidity if past and future undertakings, and the associated changes to our business, do not prove to be cost effective or do not result in the cost savings and other benefits at the levels that we anticipate. Our plans related to and the timing of any initiatives are subject to change at any time based on management’s subjective evaluation of our overall business needs. If we are unable to realize the anticipated benefits from our cost cutting efforts, we could become cost disadvantaged in the marketplace, and our competitiveness and our profitability could decrease. Capital expenditures may vary from those projected based on changes in business plans and other factors, including risks related to the implementation of various initiatives, the timing and successful completions of acquisitions, construction schedules and the possibility that other cash requirements could result in delays or cancellations of capital spending. Periods of high inflation, either overall or in certain product categories, can have a negative impact on us and our customers, as high food costs can reduce consumer spending in the food-away-from-home market, and may negatively impact our sales, gross profit, operating income and earnings. Expanding into international markets presents unique challenges and risks, including compliance with local laws, regulations and customs and the impact of local political and economic conditions, and such expansion efforts may not be successful. Any business that we acquire may not perform as expected, and we may not realize the anticipated benefits of our acquisitions. Expectations regarding the accounting treatment of any acquisitions may change based on management’s subjective evaluation. Expectations regarding tax rates are subject to various factors beyond management’s control. For a discussion of additional factors impacting Sysco’s business, see the Company’s Annual Report on Form 10-K for the year ended June 27, 2015, as filed with the Securities and Exchange Commission, and the Company’s subsequent filings with the SEC. Sysco does not undertake to update its forward-looking statements.